Exhibit 10.45

Contract No.: G. J. D. Z. 99152012286887

Jiangxi Zhangshu Yida Tourism and Development Co., Ltd.
(As the Borrower)

China Minsheng Banking Corp., Ltd., Fuzhou Branch
(As the Leading Bank)

And

China Minsheng Banking Corp., Ltd., Fuzhou Branch
(As the Agent Bank)

RMB THREE HUNDRED AND THIRTY MILLION
Contract of Loan on Fixed Asset

Nov. 23, 2012

The Contract is signed and executed on Nov. 22, 2012 in Fuzhou by and between:

I. Borrower: Jiangxi Zhangshu Yida Tourism and Development Co., Ltd. (hereinafter referred to as the “Borrower”)

Legal address: No.99, Gexuan Rd., Zhangshu City

Legal representative: Chen Minhua

II. Leading Bank: China Minsheng Banking Corp., Ltd., Fuzhou Branch (hereinafter referred to as the “Leading Bank”)

Legal address: No.280, Hudong Rd., Fuzhou City

Legal representative: Su Suhua

Administering bank: China Minsheng Banking Corp., Ltd., Fuzhou Branch

Register address of administering bank: No.280, Hudong Rd., Fuzhou City

Responsible person: Su Suhua

III. Agent Bank: China Minsheng Banking Corp., Ltd., Fuzhou Branch (hereinafter referred to as the “Agent Bank”)

Legal address: No. 280, Hudong Rd., Fuzhou City

Legal representative: Su Suhua

Administering bank: China Minsheng Banking Corp., Ltd., Fuzhou Branch

Register address of administering bank: No. 280, Hudong Rd., Fuzhou City

Responsible person: Su Suhua

WHEREAS:

(1) The Borrower was incorporated with registered capital of RMB 100 million on July 6, 2012; the shareholders of the Borrower are: Yida (Fujian) Tourism Group Co., Ltd., holding 98% of the stock equity of the Borrower; and Fuzhou Fuyu Advertising Co., Ltd., holding 2% of the stock equity of the Borrower.

(2) Approved by Jiangxi Development and Reform Commission, the Borrower undertakes the Jiangxi Zhangshu Yida Tourism Project Construction, with the total investment of RMB 1,044.2 million and the capital fund accounting for 54.03% of the total investment.

All parties hereto reached the following agreements on the basis of friendly and equal consultation based on the genuine intentions:

1. Definition and Interpretation

1.1 Definition

In this Contract:

Contract of Guarantee
means the four contracts of guaranties between the Guarantor and the Agent Bank on Nov. 23, 2012, namely, the Contract of guarantee between Chen Minhua and the Agent Bank (Contract No.: G. D. Z. 99152012286811), the Contract of guarantee between Fan Yanling and the Agent Bank (Contract No.: G. D. Z. 99152012286808), the Contract of guarantee between Fujian New Handsome Advertising Co., Ltd. and the Agent Bank (Contract No.: G. D. B. Z. 99152012286800) and the Contract of guarantee between Fujian New Handsome Investment Co., Ltd. and the Agent Bank (Contract No.: G. D. B. Z. 99152012286791).

Contract of Syndicate Loan on Fixed Asset

Guarantor	means Chen Minhua, Fan Yanling, Fujian New Handsome Advertising Co., Ltd. and Fujian New Handsome Investment Co., Ltd.

Financial Year	means the period from Jan. 1 (inclusive) to Dec. 31(inclusive) of every calendar year.

Loan Proportion	means the proportion of loan amount by the Lender taking up of the total loan amount.

Resigning Agent Bank	possesses the meaning agreed in Clause 1, Article 16.9 (Resignation of Agent Bank).

Lender	means the Initial Lender and/or Transferee Bank.

Loan Interest Rate	means that in relation to every loan fund withdrawn, the agreed annual interest rate of loan in Clause 1, Article 5.1 (Loan Interest Rate).

Loan Term	possesses the meaning agreed in Article 6.1 (Loan term).

Loan Fund	means any loan principal which has been or is to be withdrawn herein.

Agent Bank	means China Minsheng Banking Corp., Ltd., Fuzhou Branch or succeeding agent bank.

Guarantee Contract	means contract of guarantee, mortgage contract and/or pledge contract.

Voucher	means the Guarantor, Mortgager and Pledgor.

Security Interest
means any mortgage, pledge, lien, advance payment or any agreements or arrangements with security effectiveness and purpose (whether such agreements or arrangements are set or interpreted in accordance with the Chinese law).

Mortgage Contract	means the Mortgage Contract with Contract No. G. D. D. Z. 99152012286807 signed by and between the Mortgagor and Agent Bank on Nov. 23, 2012.

Contract of Syndicate Loan on Fixed Asset

Mortgagor	means Jiangxi Zhangshu Yida Tourism and Development Co., Ltd.

Most Lenders	means, at any time, one or more Lenders whose share takes up more than (or equal to) [66]% of the total amount.

Apportionments	possesses the meaning agreed in Clause 1, Article 8.10 (Apportionments).

Notice of Changes in Law	possesses the meaning agreed in Article 11.1 (Notice of Changes in Laws).

Penalty Interest Rate	means penalty interest rate on overdue loan and/or penalty interest rate on appropriation.

Interest Payment Date	means the final day of interest period.

Liabilities
means all the obligations regarding foreign payments and repayments of the Borrower, including principal debt and sponsion mortgage, actual liability and contingent liability and due and undue liability.

Administration for Industry and Commerce	means State Administration for Industry & Commerce, local administration for industry and commerce and/or its branches.

Contract Currency	possesses the agreed meaning in Article 17.3 (Monetary Indemnity).

Repayment Date	means repayment dates listed in Article 6 (Repayment).

Succeeding Agent Bank	possesses the agreed meaning in Clause 2, Article 16.9 (Resignation of Agent Bank).

Borrower	means Jiangxi Zhangshu Yida Tourism and Development Co., Ltd.

Administering Bank
means that in relation to the members of bank consortium, the administering institutions of the member of bank consortium listed herein in performing the Contract, including the administering bank changed in accordance with Article 18.5 (Change of Administering Bank).

Accounting Standard	means the accounting standard generally accepted in China which is accorded with Chinese laws and regulations.

Fixed Date of Interest Rate	means that in relation to every loan fund, the actual withdrawal date of the loan fund.

Interest Period	possesses the meaning agreed in Article 5.4 (Interest Period).

Contract of Syndicate Loan on Fixed Asset

Penalty Interest Rate On Appropriation	possesses the meaning agreed in Clause 2, Article 5.2 (Penalty Interest Rate).

Leading Bank	means the China Minsheng Banking Corp., Ltd., Fuzhou Branch.

Cancellation Notice	possesses the meaning agreed in Article 7.2 (Initiative Cancellation).

Loan Amount
means:
1.      in relation to Initial Lender, the initial loan amount of the Initial Lender deducting the share of the Lender in all withdrawn loan funds and the share of the Initial Lender in cancelled amount herein.
2.      in relation to Transferee bank, the share of Transferee bank in withdrawn loan funds deducting any loan amount transferred in Article 18 (Transfer and Modification) by such Transferee bank and the share of such Transferee bank in cancelled amount herein.

Total Loan Amount	means the total amount of loan amount of all Lenders.

Initial Loan Amount	means that in relation to Initial Lender, the initial loan amount of such Initial Lender listed in Article 2 (Loan Amount).

Loan Balance	means the total amount of withdrawn and unliquidated loan funds.

Benchmark Interest Rate	means the benchmark interest rate of loan (RMB) more than five (5) years (in annual interest rate) frequently formulated, adjusted and published by the People’s Bank of China.

Available Amount	means loan amount deducting all loan funds required to be withdrawn but is not yet withdrawn in accordance with any Notice of Withdrawal.

The People’s Bank of China	means the People’s Bank of China and/or its branches.

Financing Contract	means the Contract and all Guarantee Contracts.

Effective Date	possesses the meaning agreed in Article 27 (Effectiveness).

Receiving Bank	possesses the meaning agreed in Article 8.10 (Apportionment).

Lender Influenced by Changes In Law	possesses the meaning agreed in Article 11.1 (Notice of Changes in Laws).

Transferee Bank	possesses the meaning agreed in Article 18.2 (Transfer of the Lender).

Expenses of Taxation	mean any tax administration, finance in any judicial district or tax, fees, tariff, withholding tax and the like levied by any other administrations.

Contract of Syndicate Loan on Fixed Asset

Tax Bureau	means state administration of taxation, local administration of taxation and/or its branches.

Opportunity Interest Rate	possesses the meaning agreed in Clause 1, Article 5.3 (Opportunity Interest Rate).

Drawdown Period	possesses the meaning agreed in Article 4.1 (Notice of Withdrawal).

Withdrawal Date	means that in relation to every loan fund, the date on payment to the account for loan fund of such loan fund.

Notice of Withdrawal	means that in relation to every loan fund, the submitted notice of withdrawal filled out by the Borrower in accordance with the agreement in Article 4.1 (Notice of Withdrawal).

Prepayment Notice	possesses the meaning agreed in Article 7.1 (Initiative Prepayment).

Events of Default	means the events listed in Article 15.1 (Events of Default).

Project	possesses the meaning agreed in Article 3.1.

Project File
means the any important contracts, agreements or files regarding design service, supervision service, consultation service for construction cost, construction project contract and equipment procurement related to the Project construction based on the proper judgment of the Agent Bank.

Licensing Liability	means any of the following liabilities by the Borrower: 1. Liabilities under Financing Contract. 2. Liabilities approved by the Agent Bank (in accordance with the decision of most Lenders).

Business Day	means the day for corporate business by the Lender (excluding Saturday, Sunday and other official holidays).

Member of Bank Consortium	means the Leading Bank, all Lenders and/or the Agent Bank.

Penalty Interest Rate on Overdue Loan	possesses the meaning agreed in Clause 1, Article 5.2 (Penalty Interest Rate).

Payment Currency	possesses the meaning agreed in Article 17.3 (Monetary Indemnity).

Joint Repayment Parties	means the Fujian Jintai Tourism Industry Development Co., Ltd., Yida (Fujian) Tourism Group Co., Ltd. and Yongtai Yunding Scenic Region Management Co., Ltd.

China	means the People’s Republic of China.

Material Adverse Effect
means that based on the proper judgment of most Lenders and under certain conditions, the business, operation, property and financial situation of the Borrower and the Lender may lead to the failure of performance by the Borrower for the major obligations under relevant project files, or failure of liquidation of the Borrower or any Voucher for major liabilities under the Guarantee Contract or any change which may influence the legality, effectiveness, force of constraint and enforceability of major responsibility under any Guarantee Contract or project file, including but not limited to the followings:

Contract of Syndicate Loan on Fixed Asset

1. Any downgrade event has occurred based on internal risk classification standard formulated by the Agent Bank at that time in accordance with the loan released accorded with the Loan Contract;

2. Due to the default of the Borrower and/or its actual controller, the major foreign loan, security, indemnity, commitment or other repayment liabilities are required to be paid or performed in advance, but the Borrower and/or its actual controller fails to repay or perform in due time and it leads to major influence of the performance of obligation under the loan contract by the Borrower;

3. Due to the major adverse change of the assets operated or owned by the Borrower and/or other actual controller (including transfer of major assets), the performance ability of obligation under the loan contract by the Borrower is seriously affected;

4. The Borrower and/or its actual controller is required to apply for bankruptcy, dissolution, division, recombination, liquidation and cancellation of business license or initially applies for bankruptcy, dissolution, division, recombination, liquidation and cancellation of business registration or is in danger of being required to apply for bankruptcy, dissolution, division, recombination, liquidation and cancellation of business registration.

Transferring Bank	possesses the meaning agreed in Article 18.2 (Transfer of the Lender).

Notice of Transfer	possesses the meaning agreed in Article 18.2 (Transfer of the Lender).

Total Amount	means the sum of total loan amount and loan balance.

Contract of Syndicate Loan on Fixed Asset

1.2 Rules of Interpretation

In the Contract:

1. The content and title of articles hereof is for the convenience of reading, which may be omitted in interpreting the contract articles.

2. “Assets” shall include all rights and interests of tangible or intangible assets, properties, revenues, profits, receivables and other assets at present and in the future.

3. “Person” shall mean any natural person, corporation, partnership, individual proprietorship or any other legal person or unincorporated organization or other legal entities.

4. The existence of an event of default shall mean such event of default has occurred and is not eliminated, remedied or remitted in accordance with the Contract.

5. One “Month” shall mean a period starting from one certain day in a calendar month and ending on such corresponding day of the next calendar month. Notwithstanding, where there is no such corresponding day in the next month, the end of the period shall be the last day of such month.

6. “Close-down”, “Dissolution”, “Liquidation”, “Bankruptcy”, “Reorganization”, “Reconciliation” or “Consolidation” of any person shall include the same or similar legal procedures in such person’s establishment place or operating premise. “Enter” into such legal procedure shall include the start of such legal procedure through resolution or application by any person.

7. Any party or any other person hereto shall include its legal heir and permitted transferee.

8. The Contract, other agreements or files shall include the Contract, the agreements accorded with its articles and any revising, modification, replacement and supplement of such files.

2. Loan Amount

All Lenders agree to provide the Borrower in accordance with the Contract with medium and long term loan with the total amount of capital not more than RMB 330,000,000.00 (In words: SAY THREE HUNDRED AND THIRTY MILLION ONLY). Where the Borrower fails to finish the land use right pledge of the remaining 158 mu land of the Project and obtain the recognized proof of the Agent Bank within the drawdown period, the loan limit will be deducted to not more than RMB 150,000,000.00 (In words: SAY ONE HUNDRED AND FIFTY MILLION ONLY)

3. Intended Use of the Loan

3.1 The Borrower shall apply the every loan fund to the construction of Jiangxi Zhangshu Yida Tourism Project (hereinafter referred to as “Project”).

3.2 The Borrower shall use every loan fund in accordance with the detailed actual use specified in the Notice of Withdrawal. The Borrower shall not change the usage of the loan, misappropriate the loan fund hereunder, or use loan fund for high risk market such as stock, future or currency which the production, operation and usage are prohibited by the state.

3.3 All members of bank consortium assume no responsibility for the way the Borrower uses the loan fund. All members of bank consortium reserve the right but without obligation to check, supervise or control the actual use of the loan fund by the Borrower. All members of bank consortium hereby authorize the Agent Bank to represent them to exercise the right, and such authorization shall not affect the right of all members of bank consortium to respectively or jointly to check, supervise or control the usage of every loan fund by the Borrower.

4. Withdrawal

4.1 Notice of Withdrawal

Contract of Syndicate Loan on Fixed Asset

1. The Borrower may withdraw the loan fund from Nov. 28, 2012 (inclusive) to Nov. 28, 2015 (inclusive) (“Drawdown Period”). Under the total loan amount, the Borrower shall withdraw loan fund in Renminbi. Where the Project is completed and accepted by the project owner before the aforesaid period, then the Drawdown Period is terminated upon the completion and acceptance of the Project.

2. Where the Borrower requires withdrawal of the loan fund, it shall submit the Disbursement Schedule at least three (3) working days in advance and present the Notice of Withdrawal to the Agent Bank in accordance with the Article 4.1 (Notice of Withdrawal).

3. The Borrower shall fully fill out every Notice of Withdrawal and such Notice of Withdrawal shall be signed by authorized signatory of the Borrower.

4. Scheduled withdrawal date specified in every Notice of Withdrawal shall be a certain business day within the Drawdown Period

5. Load fund required in every Notice of Withdrawal shall meet the following conditions:

(1) Every withdrawal by the Borrower shall be in line with the schedule of the Project.

(2) The total amount contained in the Notice of Drawdown shall be no more than RMB 150 million until mortgage formalities of land use right regarding leftover 158 mu land of the Project and proofs recognized by Agent Bank.

(3) Withdrawal shall be no more than the available amount on the date of Notice of Withdrawal; where withdrawal is less than the available amount on the date of Notice of Withdrawal, loan fund withdrawn shall be integral multiplies of RMB [1,000,000] (in words: RMB [ONE MILLION] ONLY) and the minimum amount shall be RMB [10,000,000] (in words: RMB [TEN MILLION] ONLY).

6. The Borrower shall not cancel any and all submitted Notice of Withdrawal. Drawdown Period may be extended for no more than [two (2) months] after applied by the Borrower in writing and agreed by the Agent Bank (pursuant to decision of all Lenders).

7. The Borrower may not submit the first Notice of Withdrawal until the Agent Bank confirms with the Borrower and all Lenders the receipt of the following documents which shall be acceptable in respect of format and content.

(1) Any and all original copies of signed and executed Financing Contracts.

(2) The confirmation of file signed and executed by authorized signatory of the Borrower and originals of the following documents or copies thereof confirmed by authorized signatory of the Borrower as true and valid and sealed by the Borrower or all Vouchers (where applicable);

1) Existing valid copies of Business License of the Borrower and all Vouchers that pass recent annual inspection issued by Administration for Industry and Commerce.

2) Existing valid shareholder agreements or joint venture contractors of the Borrower and all Vouchers (including previous supplements and modifications).

3) Existing valid Articles of Association of the Borrower and all Vouchers (including previous supplements and modifications).

4) Existing valid certifications of Organization Code of the Borrower and all Vouchers.

5) Tax Registration Certificates and Local Tax Registration Certificates of the Borrower and all Vouchers that have passed recent annual inspection issued by tax bureau.

6) Existing valid loan card that have passed taxation and registration issued by the People’s Bank of China.

7) Roll of Board of Directors of the Borrower and all Vouchers and signature samples of all directors and financial principals.

 Contract of Syndicate Loan on Fixed Asset

8) Identity documents of legal representatives of the Borrower and all Vouchers.

9) Verification reports issued by Certified Public Accountant showing full payment of registered capital of the Borrower.

10) Resolutions including the following contents approved by [Board of Shareholders]/[Board of Directors]/[other internal competent authorities] of the Borrower:

(a) Approval of the Contract and execution and performance of the Contract by the Borrower.

(b) Execution of the Contract by relevant personnel authorized by the Borrower.

(c) Signature of any and all documents and notices by relevant personnel authorized by the Borrower relating to the Contract.

11) Resolutions including the following contents approved by [Board of Shareholders]/[Board of Directors]/[other internal competent authorities] of all Vouchers:

(a) Approval of Guarantee Contract executed by such Voucher and execution and performance of the Contract by such Voucher.

(b) Guarantee Contract signed by relevant personnel authorized by the Voucher.

(c) Any and all documents and notices relating to Guarantee Contract signed by relevant personnel authorized by the Voucher.

12) Rolls, identification documents and signature samples of authorized signatories of the Borrower and all Vouchers.

13) Necessary approval documents or consents by government agencies or other competent authorities relating to Financing Contracts and trade thereof, including but not limited to Projects approved or filed by National Development and Reform Commission or other competent authorities.

14) Pre-Project construction proofs, including but not limited to Project schedule, Project schedule instructions and other information of actual Project schedule confirmed by Agent Bank in writing.

15) Copies of including purchase (or construction) contract of Project fixed assets required by Agent Bank.

16) Proofs of allocation of Project fund in line with loan herein.

(4) Original proofs confirming relevant Guarantee Contracts of borrowing guarantee hereunder comes into effect, mortgage is issued and guarantee registration required by all Guarantee Contracts are complete.

(5) Proofs of full payment of all due expenses by the Borrower as agreed in Article 17 hereof (Expenses and Indemnities) shall be acquired.

8. Upon receipt of any document specified in Clause 8, Article 4.1 hereof, Agent Bank shall distribute such documents to all Lenders within one (1) business day and all Lenders shall notify the Agent Bank of its decision of accepting the format and content of such documents or not upon the receipt within one (1) business day.

9. Upon receipt of notice of drawdown for every loan fund, Agent Bank shall distribute such notice to all Lenders and inform all Lenders of loan proportion in every loan fund within one (1) business day.

4.2 Prerequisites for Every Withdrawal

All Lenders shall issue every loan fund via Agent Bank in accordance with loan proportion and Article 8.1 hereof (Issuing of Loan Fund) where the following conditions shall be met.

 Contract of Syndicate Loan on Fixed Asset

1. Agent Bank shall receive an original notice of drawdown pursuant to Article 4.1 hereof (Notice of drawdown) two (2) business days [at eleven (11) o’clock] (Beijing time) prior to scheduled withdrawal date or before.

2. Any and all statement made by the Borrower in Article 13 hereof (Allegation of Fact) shall be true and correct in terms of fact and circumstance at that time upon the notice of drawdown of such loan fund and scheduled withdrawal date thereof.

3. No existence of any event of default.

4. Project funds shall be fully funded (before or in same proportion with loan) and Project actual schedule shall be in line with the investment.

5. Agent Bank shall have received transaction documents and evidences as it deems necessary for such transactions as commodities, services and funds relating to Project.

6. Construction schedule of the Project shall comply with disbursement plan. Project capital with the same proportion as loan hereunder shall be paid in full and used in line with loan hereunder before withdrawal.

7. No material adverse effects occur to financial situation of the Borrower.

5. Interest Rate

5.1 Loan Interest Rate

Every loan fund withdrawn shall be calculated at a fixed annual rate of nine percent (9%).

5.2 Penalty Interest Rate

1. Where the Borrower fails to pay off payable payment in accordance with the Contract, such due payment shall be calculated as [50]% (penalty interest rate of due payment) more of the loan interest in applicable contract since the original due date to the day of liquidation.

2. Where the Borrower misappropriates any loan fund, such misappropriated loan funds shall be calculated as [100]% (penalty interest rate of misappropriation) of the loan interest in applicable contract since the occurrence of misappropriation to the end of such event of misappropriation.

3. Where the same loan fund is both overdue and misappropriated, the higher penalty interest rate shall prevail.

4. Interest arising from overdue fund and misappropriated funds shall be calculated in accordance with actual days overdue/misappropriated and compound interest shall be calculated on a monthly basis.

5.3 Opportunity Interest Rate

1. Agent Bank shall promptly notify (hereinafter referred to as “Notice of opportunity interest rate”) the Borrower and all Lenders in case of the following circumstances:

(1) No benchmark interest rate is applicable to every loan fund withdrawn on fixed date of interest rate.

(2) The People’s Bank of China stops releasing benchmark interest rate for any loan fund withdrawn.

2. Where the Borrower receives Notice of alternative interest rate, the Borrower and Agent Bank (pursuant to decision of most Lenders) shall, within [five] (5) business days upon request by Borrower or Agent Bank (pursuant to decision of most Lenders), promptly make consultation concerning adjusting applicable benchmark interest rate for relevant loan fund within relevant Interest Period.

Contract of Syndicate Loan on Fixed Asset

3. Where both the Borrower and Agent Bank (pursuant to decision of all Lenders) reach an agreement within the agreed period specified in Clause 2, Article 5.3 hereof (Opportunity Interest Rate), agreed and adjusted benchmark interest rate shall be applicable to relevant loan fund within relevant Interest Period.

4. Where both the Borrower and Agent Bank (pursuant to decision of all Lenders) fail to reach an agreement within the agreed period specified in Clause 2, Article 5.3 hereof (Opportunity Interest Rate), applicable benchmark interest rate for relevant loan fund within relevant Interest Period shall be adjusted as follows: Benchmark interest rate shall be confirmed in accordance with equal amount borrowed by Agent Bank from its counterparts and the actual capital cost of during such period.

5.4 Interest Period

1. The period during which each loan fund is not paid off shall be divided into certain periods (hereinafter referred to as “Interest Period”).

2. Among each loan fund withdrawn:

(1) The first Interest Period of the first installment of loan fund shall be calculated from withdrawal date (inclusive) to the 20th day of the [last month of the coming quarter].

(2) The first Interest Period of the following each installment of loan funds shall be calculated from withdrawal date of such installment (inclusive) to the end of Interest Period of the former loan fund.

(3) Each Interest Period after the first Interest Period of each loan fund shall be calculated from the end of the former Interest Period of each loan fund (inclusive) to [the coming three (3) months].

3. In the event the end of an Interest Period is not a business day, such Interest Period shall last until the next business day after such date.

4. In case any Interest Period is later than the final repayment date in accordance with the foregoing, such Interest Period shall be last until such final repayment date.

5.5 Interest Accrual

1. Any interest and/or penalty interest payable of unpaid payment hereunder shall be calculated on a daily basis pursuant to actual number of days and the cardinality shall be one (1) year (360 days).

2. Agent Bank shall confirm applicable loan interest rate or penalty interest rate in accordance with the Contract on each interest rate confirmation date and promptly notify the Borrower and all Lenders.

3. The value date of loan fund withdrawn shall be the day when such loan fund is deposited into account for loan fund.

5.6 Interest Payment

1. The Borrower shall pay off interest on every interest payment date in accordance with Article 5.1 (Loan Interest Rate), Article 5.2 (Penalty Interest Rate), and Article 5.5 (Interest Accrual).

2. Agent Bank shall notify the Borrower of payable interest and/or penalty interest on the first business day prior to every interest payment date or before.

6. Repayment

6.1 Loan Term

1. Loan term hereunder shall be seven (7) years (hereinafter referred to as “the Loan Term”), calculating from withdrawal date of the first installment of loan fund (inclusive) to the last day of seven years later (inclusive). The Borrower shall pay off all liabilities hereunder in accordance with the Contract prior to the expiration date of the Loan Term.

2. Extension of the Loan Term shall be approved by all Lenders.

Contract of Syndicate Loan on Fixed Asset

6.2 Repayment

Loan balance (RMB) at the end of withdrawal date shall be paid off by the Borrower on each repayment date in accordance with the following repayment plan.

Repayment date	Repayment amount
December 2016	RMB 50,000,000
December 2017	RMB 50,000,000
December 2018	RMB 80,000,000
November 2019	RMB 150,000,000

Capital paid off in accordance with above-mentioned repayment plan shall be paid off together with interest and/or penalty interest therefrom.

6.3 Capital Recovery Account

The Borrower shall specify the following account as the special capital recovery account:

Opening bank: China Minsheng Banking Corp., Ltd., Business Department of Fuzhou Branch

Account name: Jiangxi Zhangshu Yida Tourism and Development Co., Ltd.

Account: 1502014210009425

The Borrower shall promise to deposit main business income in the said special capital recovery account and promptly provide information of such account (including but not limited to fund deposit and withdrawal slips, fund transfer information, etc.) required by Agent Bank.

7. Prepayment and Cancellation

7.1 Initiative Prepayment

1. The Borrower may prepay loan balance in whole or in part where the Borrower notifies Agent Bank at least five (5) business days (hereinafter referred to as “Notice of Prepayment”) and gains prior consent of Agent Bank (pursuant to decision of all Lenders).

2. The Notice of Prepayment shall include amount and date of prepayment.

3. Where part of withdrawn loan balance is prepaid, the prepayment amount shall be at least RMB [10,000,000] (in words: RMB [TEN MILLION] ONLY) and shall be of RMB [10,000,000] (in words: RMB [TEN MILLION] ONLY).

4. Prepayment date shall be an interest payment date.

5. Capital of prepayment and interest and/or penalty interest thereof shall all be paid.

6. Unless otherwise agreed by and between both parties hereto, prepayment shall be made based on the reversed sequence in accordance with the order that relevant loan balance become due as stated in Article 6 hereof (Repayment), i.e. loan due at a later time shall be paid first.

7. The Borrower shall not cancel any sent notice of prepayment; and the Borrower shall make prepayment in accordance with the prepayment date stipulated in such notice.

Contract of Syndicate Loan on Fixed Asset

7.2 Initiative Cancellation

1. The Borrower may cancel total loan amount in whole or in part, excluding loan fund as required by any notice of drawdown yet not withdrawn where the Borrower notifies Agent Bank and gains prior consent of Agent Bank (pursuant to decision of all Lenders) prior to at least five [5] business days (hereinafter referred to as “the Notice of Cancellation”).

2. The Notice of Cancellation shall specify amount and date of cancellation.

3. Where total loan amount is canceled in part, canceled amount shall be at least RMB [1,000,000] (in words: RMB [ONE MILLION] ONLY) and shall be integral multiples of RMB [1,000,000] (in words: RMB [ONE MILLION] ONLY).

4. Cancellation shall come into effect as of the date specified in the Notice of Cancellation and such date shall be a certain business day within drawdown period.

5. Where total loan amount is canceled, loan amount of all Lenders shall be reduced in equal proportion upon the effective date of cancellation.

6. Lenders shall fully pay off all agreed commitment charge due and payable in accordance with Clause 2, Article 17.1 hereof (Expenses of Bank Consortium) on cancellation date.

7. Any canceled total loan amount shall not be recovered.

8. The Borrower shall not cancel any sent Notice of Cancellation.

7.3 Automatic Cancellation

Unless otherwise agreed by both parties hereto, total loan amount at that time and loan amount of all Lenders shall be automatically canceled and any canceled total loan amount shall not be recovered upon the end of drawdown period.

7.4 Compulsive Cancellation

Loan amount of Lender which is influenced by changes in law shall be canceled in accordance with Article 11 (Changes in Law).

7.5 Compulsive Prepayment

Agent Bank (pursuant to decisions of all Lenders) shall be entitled to require the Borrower to make prepayment pursuant to the capital recovery in the said account of the Borrower.

8. Payment Regulations

8.1 Issuing of Loan Fund

All Lenders involved in each issuing of loan fund in accordance with Article 4.2 (Prerequisites for Each Withdrawal) shall deposit relevant loan fund amount into payment account of Agent Bank on each withdrawal date pursuant to the notice of Agent Bank.

8.2 Payment of Loan Fund

1. Payment of loan fund hereunder shall be of entrusted payment by the Lender which means Agent Bank shall deposit corresponding loan fund to account for loan fund on each withdrawal date pursuant to notice of drawdown and payment entrust of Borrower and transfer relevant loan fund to Account of Borrower’s Counterparty as soon as possible. The Borrower shall submit relevant transaction materials including usage certification to Agent Bank and gain approval from Agent Bank (at its discretion) before any issuing of loan fund. Agent Bank shall not be responsible for the authenticity and validity of any transaction relating to entrusted payment in the process of such payment.

2. The Lender shall formulate annual, semiannual and monthly disbursement plans, submit such plans to Agent Bank for confirmation and use loan fund in accordance with such plans.

3. In case of the following circumstance, Agent Bank shall promptly notify all Lenders and stop any release or payment of relevant loan fund in accordance with the decision of all Lenders:

 Contract of Syndicate Loan on Fixed Asset

(1) Abnormal use of any loan fund or possible inconsistency among agreed usage, payee or payment account.

(2) Shrinking credit of the Borrower.

(3) Project schedule lags behind fund use schedule.

4. Where banking regulatory authority or other competent authorities formulate any other regulations or put forward any new requirements in respect of loan payment, Agent Bank and other parties shall also comply with such regulations or requirements.

8.3 Payment by the Borrower

The Borrower shall deposit payment due and payable (RMB) to payment account of Agent Bank no later than [fifteen (15) o’clock] (Beijing time) of expiry date of any payable payment hereunder or earlier.

8.4 Payment by Agent Bank

1. Agent Bank shall pay actually received fund of loan fund to account for loan fund at [seventeen (17) o’clock] (Beijing time) on each withdrawal date or earlier in accordance with Article 8.1 (Issuing of Loan Fund) and make payment in accordance with Article 8.2 (Payment of Loan Fund). Also Agent Bank shall be responsible for notifying all Lenders of the payment of such loan fund.

2. Agent Bank shall pay actually received funds to account of member of bank consortium at [seventeen (17) o’clock] (Beijing time) on each date of receipt or earlier in accordance with priority and proportion agreed in Article 8.3 (Payment by the Borrower) or Article 8.5 hereof (Priority of Payment), provided that such funds are actually received before [fifteen (15) o’clock] (Beijing time) on each date of receipt. Otherwise, Agent Bank shall pay such funds to account of member of bank consortium on the morning of first business day upon later receipt.

3. In respect of entrusted payment by the Borrower, Agent Bank shall not bear any responsibility and repayment of the Borrower hereunder shall remain unaffected where Agent Bank fails to timely complete entrusted payment due to untrue, incorrect and incompleteness of information of entrusted payment and relevant transaction material provided by the Borrower.

4. Agent Bank shall not bear any responsibility and repayment obligation of the Borrower hereunder shall remain unaffected where Agent Bank fails to promptly pay loan fund to counterparty in accordance with entrusted payment by the Borrower due to refund by opening bank of Account of Borrower’s Counterparty. The Borrower shall hereby entrust Agent Bank to freeze such refund. In this case, the Borrower shall resubmit relevant transaction material including usage certification necessary for payment entrust and examination and pay loan fund via account for loan fund to Account of Borrower’s Counterparty in accordance with upon approval of Agent Bank (at its discretion).

8.5 Priority of Payment

Unless otherwise regulated by laws and rules, Agent Bank shall distribute funds received under Article 8.3 hereof (Payment by the Borrower) in accordance with the following order and proportion:

1. Any agency fees due and payable of the Borrower specified in Article 17.1 hereof (Expenses of Bank Consortium) and reasonable expenses (including but not limited to attorney fees) in the process of Financing Contract performance by Agent Bank.

2. Any guarantee fee due and payable to all Lenders by the Borrower specified in Article 17.1 hereof (Expenses of Bank Consortium) in accordance with loan proportion of all Lenders.

Contract of Syndicate Loan on Fixed Asset

3. Any interest (including but not limited to any compound interest and penalty interest) due and payable to all Lenders by the Borrower hereunder in accordance with loan proportion of all Lenders.

4. Any capital due and payable to all Lenders by the Borrower hereunder in accordance with loan proportion of all Lenders.

5. Any other payments due and payable to all members of bank consortium by the Borrower hereunder in accordance with loan proportion of all Lenders.

8.6 Advance

1. Agent Bank may (but shall not be obliged to) advance payment for any parties hereto.

2. Any payment shall be paid via Agent Bank to any parties hereto in accordance with the Contract. Where Agent Bank fails to actually receive such payment on the payment date, other parties hereto that receive such payment, upon request of Agent Bank, shall promptly refund Agent Bank such payment and pay interest to Agent Bank in accordance with [●`] , calculating from payment date to refund date.

8.7 Currency for Payment

1. Any and all loan fund shall be withdrawn in accordance with the currency specified in notice of drawdown.

2. Expenses under Article 17.1 (Expenses of Bank Consortium) shall be paid in Renminbi; and other indemnities under Article 17 (Expenses and Indemnities) shall be paid in currency of such payment.

3. Any interest shall be paid in currency of payment generating such interest.

4. Repayment and prepayment of any loan balance shall be made in currency of such loan balance.

5. Any other funds payable hereunder shall be paid in currency agreed herein.

8.8 Offset

The Borrower shall not exercise any right of offset upon any member of bank consortium in the process of making payment hereunder.

8.9 Non-business Day

1. Where a payment date hereunder is not a business day, such payment may be extended to the nearest business day after such date.

2. The Borrower shall pay interest in accordance with applicable loan interest rate before expiry date in respect of capital extended pursuant to Clause 1, Article 8.9 (Non-business Day).

8.10 Apportionment

1. Unless otherwise agreed in Clause 4 in Article 8.10 (Apportionment), where any member of bank consortium (hereinafter referred to as “the Receiving Bank”) receives any payment due and payable hereunder from the Borrower in accordance with other method not specified in Article 8.3 (Payment by the Borrower), the Receiving Bank shall notify Agent Bank of such receipt on the receipt date and transfer apportionment payment to Agent Bank as soon as possible.

2. Where the Receiving Bank transfers apportionment payment to Agent Bank in accordance with Clause 1, Article 8.10 (Apportionment), the Borrower shall be deemed as fail to pay off such payment.

3. Agent Bank shall consider apportionment payment received in accordance with Clause 1, Article 8.10 (Apportionment) as payment from the Borrower and pay such payment to account of member of bank consortium in accordance with Clause 3, Article 8.4 (Payment by Agent Bank).

Contract of Syndicate Loan on Fixed Asset

4. Clause 1, Article 8.10 (Apportionment) shall not be applicable to any of the following payments:

(1) Any payment received by any Lender through transfer or indirect loan in accordance with Article 18 (Transfer and Modification).

(2) Any payments received by member of bank consortium arising from legal action or arbitration against the Borrower in respect of any distribution hereunder, provided that: (i) such member shall have notified other member of bank consortium in advance, and (ii) other members of bank consortium are not involved in such legal action or arbitration within [ten (10)] business days upon the receipt of such notice.

9. Tax and Other Deductions

9.1 Deductions and Indemnities

1. Unless otherwise required by laws and regulations, tax and any other expenses shall not be deducted in respect of any payment paid by the Borrower to any member of bank consortium or payment payable in accordance with the Contract and any payment paid by Agent Bank to any member of bank consortium or any payment payable from the Borrower in accordance with the Contract.

2. Where tax and any other expenses are deducted pursuant to laws and regulations in respect of any payment paid by the Borrower to any member of bank consortium or payment payable in accordance with the Contract and any payment paid by Agent Bank to any member of bank consortium or any payment payable from the Borrower in accordance with the Contract, the Borrower shall additionally make a necessary payment in the process of making such payment to ensure the total payments actually received and held by the said member of bank consortium shall equal to one that shall have be received and held by the said member of bank consortium without such tax or expenses involved.

3. Where any member of bank consortium pay any tax and other expenses pursuant to laws and regulations in respect of any payment paid by the Borrower to any member of bank consortium or payment payable in accordance with the Contract and any payment paid by Agent Bank to any member of bank consortium or any payment payable from the Borrower in accordance with the Contract, the Borrower shall additionally make an necessary payment within [five (5)] business days upon request of the said member of bank consortium to ensure the total payments actually received and held by the said member of bank consortium shall equal to one that shall have be received and held by the said member of bank consortium without such tax or expenses involved.

4. The said Clause 2 and Clause 3 shall not be applicable to any of the followings:

(1) Taxes levied from gross revenue or gross profit of the said member of bank consortium or any other branches thereof by any jurisdiction where such member or any other branches thereof is registered or is regarded as tax resident, including but not limited to business tax and income tax.

(2) Any tax and other expenses arising out of or in connection with failure of any member of bank consortium in compliance with any applicable laws and regulations.

9.2 Notification Obligation

1. Where the Borrower is informed of the requirement or the impending requirement of deduction of tax or deduction of other nature in accordance with Clause 2 in Article 9.1 (Deductions and Indemnities), the Borrower shall promptly notify the Agent Bank and provide specific calculation basis of such deductions.

Contract of Syndicate Loan on Fixed Asset

2. Any member of bank consortium in preparation to make claims in accordance with Clause 3, Article 9.1 (Deductions and Indemnities) shall notify Agent Bank and provide specific calculation basis of such claims; Agent Bank shall promptly notify the Borrower upon the receipt of such claims.

9.3 Tax Payment Certification

Where the Borrower deducts and pays tax or other expenses to relevant competent authorities in accordance with Clause 2, Article 9.1 hereof (Deductions and Indemnities), the Borrower shall deliver original receipt issued by the said authorities indicating full payment of the said tax or other expenses within [five (5)] business days.

9.4 Tax Refund

1. Where the Borrower makes indemnity to the member of bank consortium in accordance with Clause 2 and Clause 3 in Article 9.1 hereof (Deductions and Indemnities) and the said member of bank consortium actually receives any refund of paid taxation or exemption of tax, the said member of bank consortium shall make a payment equal to that of the said tax refund or exemption of tax unless such payment may cause more adverse conditions in respect of tax treatment before such payment.

2. Any proof of amount payable to the Borrower issued by member of bank consortium in accordance with Clause 1, Article 9.4 hereof (Tax Refund) shall be final.

3. Any member of bank consortium making payment to the Borrower in accordance with Clause 1, Article 9.4 hereof (Tax Refund) shall not be obliged to disclose and the Borrower shall not inquire tax operation of the said member of bank consortium.

9.5 Stamp Tax

The Borrower and each member of bank consortium should be liable for stamp tax under this Contract.

The Borrower and all members of bank consortium shall assume the stamp tax respectively related to the Contract in accordance with all laws and regulations.

10. Responsibility of Operation Cost

Each Lender should be liable for operation cost that stipulated by laws and regulations or rules of relevant regulatory body and administrative authority to be borne by the Lender. All reasonable expenses arising out of and in connection with negotiation, preparation, signing and revision of the Contract which are incurred by all members of bank consortium and those in relation to performance or maintenance of rights under the Contract by any jurisdiction which are incurred by any member of bank consortium should be borne by the Lender.

11. Changes in Laws

11.1 Notice of Changes in Laws

Any violation of laws or regulatory regulations by continuing to perform the Contract, participate in granting loans, maintain or collect loan amount or keep its share in any loan balance upon taking effect of the Contract due to any applicable law and regulation or issuance, implementation or modification construed thereby and/or in observance of requirements from Central Bank, finance, financial regulatory body or other administrative authority having jurisdiction over any Lender (Lender affected by changes in law), the said Lender affected by changes in law shall give notice (Notice of Changes in Laws) as soon as possible once being informed of the above situation to Agent Bank, stating sufficiently ground and basis leading to such violation in detail. The Agent Bank shall notify the Borrower as soon as practically possible upon receipt of any Notice of Changes in Laws.

11.2 Cancellation and Repayment in Advance

1. Loan amount of Lender affected by changes in law shall be all automatically cancelled upon receiving Notice of Changes in Laws by the Lender.

2. The Lender shall repay any share of Lender affected by changes in law in loan balance as well as interests therefrom within ten (10) days after receiving the request from Lender affected by changes in law.

Contract of Syndicate Loan on Fixed Asset

3. Lender affected by changes in law shall not pay to the Lender any penalty or expense in the event of occurrence of cancellation of loan amount and repayment in advance as specified in Article 11.2 (Cancellation and Repayment in Advance) of the Contract.

12. Mitigation of Damage

12.1 Mitigation of Damage

Under any of the following circumstances which affects any member of bank consortium, such member shall consult friendly with the Lender and other members of bank consortium and try to take all reasonable measures to mitigate the influence thereof provided that the Lender shall not be exempted due to this article from any obligation specified in provisions of the Contract under such circumstance:

1. The Lender shall reimburse any tax or other expenses to any member of bank consortium in accordance with the regulations of Article 9 in the Contract (Tax and Other Deduction).

2. The Lender shall repay in advance to any Borrower according to provisions of Article 11 in the Contract (Changes in Laws).

3. Loan amount of any Borrower shall be cancelled in compliance with Article 11 in the Contract (Changes in Laws).

Measures for mitigation of damage taken by any member of bank consortium in accordance with Article 12.1 in the Contract (Mitigation of Damage) include but not limited to:

(a) Change in administering bank.

(b) Transfer its loan amount or the share in loan balance to any other person who is not affected by circumstances listed in Article 12.1 in the Contract (Mitigation of Damage).

(c) Apply and obtain any exemption, mitigation, tax reimbursement or grace period allowed by the laws.

12.2 Limitation in Obligations

1. Negative influence over its business, operation or financial status considered out of sound judgment by any member of bank consortium resulting from any mitigation measures taken as specified by Article 12.1 in the Contract (Mitigation of Damage) will exonerate such member’s responsibility to take any such mitigation measures.

The Borrower shall reimburse to any member of bank consortium any reasonable expense and cost incurred by taken any mitigation measures according to Article 12.1 in the Contract (Mitigation of Damage).

13. Allegation of Fact

The Borrower shall make the following statements to each member of bank consortium on effective date, date of each Advice of Drawing, each drawing date and interest payment date as the case may be:

1. Legal status

The Borrower and each guarantor are enterprises as legal person duly formed and existed according to laws and regulation of registered address.

2. Capacity of contract

The Borrower has necessary civil capacity and capacity of private rights to possess its assets, operate its business and enter into and perform this Contract.

3. Company authorization

The Borrower has obtained authorization from companies needed for entering into and performing the Contract with complete effectiveness and the Contract has been signed by authorized signee of the Borrower.

4. Approval

The Borrower has obtained necessary approval, permission, consent, registration and records to legally possess the assets, operate the business and enter into and perform this Contract. And the above items are still in complete effect.

5. Validity of Clause

Obligation of the Borrower under this Contract is legal, effective and binding on the Borrower who shall perform the provisions hereunder.

Contract of Syndicate Loan on Fixed Asset

6. Violation of other documents

Entering into or performing this Contract by the Borrower does not and will not violate or conflict with any of the following:

(1) Any contract, agreement or any other document that are binding on the Borrower or its assets.

(2) Shareholder agreement, articles of association and other fundamental document of the company of the Borrower.

(3) Any law and regulation

7. Lawsuit and Arbitration

There exists no court case, arbitration, administrative procedure, executive procedure of judicial authority or administrative authority or any legal procedure with similar nature which is filed against the Borrower and has or may has significant negative effect on performance of this Contract by the Borrower.

8. Liquidation and Bankruptcy

The Borrower has not engaged in any legal procedure in connection with suspension of business, dissolution, liquidation, bankruptcy, reforming, reconciliation or rectification.

9. Default

There is occurrence or existence of any default or event may lead to default of the Contract.

10. Observance of Law

The Borrower has not violated any law or regulation in connection with its business and operation.

11. Claim Priority

Each member of bank consortium according to the Contract shall at least have the same claim priority with other creditors of the Borrower whose priority cannot be determined.

12. Judicial Immunity

The Borrower and its assets have no immunity or privilege in suing, court decision, property preservation or other judicial procedure during any judicial procedure of jurisdiction.

13. Disclosure of Information

(1) On the sending day of information memorandum, information disclosed therein shall be genuine, complete and accurate in all substantial aspects with no missing information of material adverse effect.

(2) Legal, business, financial or asset status of the Borrower experiences or may experience any situation of material adverse effect since the day of sending information memorandum.

(3)The financial statement and reports provided to each member of bank consortium by the Borrower are prepared according to accounting standards and reveal genuinely, completely and accurately the financial status of the Borrower on the date of preparing such financial statement and reports and there is no missing information therein in connection with major liability, income or loss known to the Borrower.

(4) All information provided by the Borrower to each member of bank consortium is genuine, complete and valid.

14. No Material adverse effect

No event or situation with material adverse effect occurs.

14. Matters Agreed

The Borrower undertakes to promise each member of bank consortium its performance of the following obligations from the effective date to the date of paying off all money owed to members of bank consortium by the Borrower under this Contract:

14.1 Positive Obligations

1. Financial Claim Sequence

The Borrower shall make sure that every member of bank consortium shall make the financial claim of the Borrower hereunder and of the other Creditors of the Borrower without legal priority at least at the same compensation sequence.

Contract of Syndicate Loan on Fixed Asset

2. Legal Status and Legal Capability

In order to perform the Contract, the Borrower shall keep legality, persistence and validity of business entity status to ensure its necessary possession of civil capacity and civil right capacity to perform the Contract.

3. Compliance with Laws

The Borrower shall ensure to comply with all laws and regulations relevant to business and operations, including but not limited to all the laws, regulations, governmental standards and industry supervision measures in environment protection, taxation and energy saving and emission reduction.

4. Permission

The Borrower shall obtain all necessary approval, permission, consent, registration and records to perform the Contract and the Project construction in time, complying with the items and maintaining the constant and complete effectiveness of the items.

5. Providing Information

(1) The Borrower shall provide a hard copy of financial report (including attached lists) of the quarter within ten (10) days after the end of each quarter for the Agent Bank.

(2) The Borrower shall provide a hard copy of financial report (including attached lists) of the half financial year within thirty (30) days after the end of each the half financial year for the Agent Bank.

(3) The Borrower shall provide a hard copy of financial report (including attached lists) of the financial year, which is audited by CPA and attached with a copy of professional options of CPA within 180 days after the end of each financial year for the Agent Bank.

(4) The Borrower shall ensure that the financial report is prepared in accordance with laws and regulations and accounting standards.

(5) The Borrower shall provide the hard copy of all necessary approval, permission, consent, registration and records, which is in accordance with Clause 4 in Article 14.1 (Positive Obligations) of the Contract promptly upon the request of the Agent Bank.

(6) The Borrower shall provide the policies of all the insurance or the hard copy of insurance contracts, which is in accordance with Clause 5 in Article 14.1 (Positive Obligations) of the Contract promptly upon the request of the Agent Bank.

(7) In accordance with Clause 6 in Article 14.1 (Positive Obligations) of the Contract, the Borrower shall provide hard copies of the financial report or other materials and meanwhile a proof which is signed and sealed by a director or a financial controller of the Borrower stating the consistency of the hard copies, the original copies and the information disclosed is accurate, complete and latest.

(8) In accordance with Item (2) and Item (3) of Clause 6 in Article 14.1 (Positive Obligations) of the Contract, the Borrower shall provide hard copies of the financial report meanwhile a proof which is signed and sealed by a director or a financial controller of the Borrower to reasonably and detailedly specify the calculation basis and results of the financial ratios requested in Clause 8 in Article 14.1 (Positive Obligations).

(9) All the materials provided by the Borrower for every member of bank consortium shall be true, complete and effective.

(10) There shall not be any major liabilities or debts not disclosed to the Agent Bank or the Lender by the Borrower.

Contract of Syndicate Loan on Fixed Asset

(11) The Borrower shall give report of Project building process in time and provide the hard copies of relevant Project Files to the Agent Bank.

6. Duty of Notification

The Borrower shall notify the Agent Bank promptly in the events of any following situations:

(1) Any of the events of default happens.

(2) Any lawsuits, arbitrations, administrative procedures, executive routines of judicial or administrative organizations or other legal procedures of similar nature which are instituted to or by the Borrower and the subject amount reaches or exceeds RMB [1,000,000].

(3) Any events will cause or may cause material adverse effects.

(4) Within the effective date of the Contract, the Borrower change the original address, company name or turnover of the legal representative and other senior executives happens.

7. Compliance with Financial Index

The Borrower shall be in compliance with the following financial index:

The asset coverage of the Borrower for the end of the financial years (according to the data of Audit Report and Semi-annual Report of last year) shall not exceed the following ratios:

Year	2012	2013	2014	2015	2016
Asset Liability Ratio

Where the asset liability ratio of the Borrower reaches or exceeds above ratios, the Agent Bank (depend on the decision of most Lenders) is entitled to request the Borrower to take indemnifying measures or provide specified-amount insurance premium. Otherwise, the Agent Bank (depend on most Lenders) may request the Borrower to make repayment in advance and assume the default responsibilities under Article 15 (Events of Default) of the Contract.

8. Loan Administration

Unless otherwise specified herein, every member of bank consortium reserves the right to check and supervise the use of all the loan funds. The Borrower shall cooperate with the member of bank consortium to implement loan payment management, post-lending management and relevant checkup.

The checkup and supervision modes include but not limited to: (i) request the Borrower to provide effective proof of using the loan funds; (ii) make account analysis, inspection of voucher or on-site investigations for the use of loan funds; and (iii) other ways permitted by laws and regulations permit. The Borrower shall ensure that the Project capital funds arrive in advance of or proportionately with the loan and the ancillary use of Project capital funds and loan funds. The Borrower shall ensure the consistency of the Project actual progress and the investment amount. Unless otherwise involved with business secret or specified herein, every member of bank consortium shall share the content or results of loan management with others.

The Agent Bank shall assume the responsibility to implement loan payment management, post-lending management and relevant checkup and supervision.

14.2 Limitations

1. Security Interests

The Borrower shall ensure that any of the assets will not institute or possess any security interests, unless agreed by most Lenders.

Contract of Syndicate Loan on Fixed Asset

2. Division, Merger and Assets Disposal

If merger, division, acquisition, transforming into joint-stock enterprises, stock right transfer, contract, lease, joint management, investment, increasing of debt financing, applying for suspending operations for rectification, filing for dissolution, compromise, reforming and bankruptcy, transfer or disposal of any major assets by assignment in other ways and other behaviors that may cause the change of credit and debt relationship or affects the rights and interests of the Lender happens to the Borrower, the Borrower shall inform the Agent Bank and obtaining the written consent prior to taking the aforesaid actions (depend on the decision of most Lenders).

3. Reduction of Registered Capital

The Borrower shall ensure not to reduce register capital unless agreed by most Lenders.

4. Licensing Liabilities

The Borrower is not permitted to assume other liabilities except licensing liabilities.

5. Actual Capital Requirements

The Borrower shall ensure the initial loan amount and other loans obtained or to be obtained by the Borrower under the Contract not to exceed the actual capital requirements of the Borrower.

15. Events of Default

15.1 Events of Default

Any of the following is an event of default under the Contract.

1. Default of Payment

The Borrower fails to make a payment of payable amount on due date according to the amount, currency, terms of payment and time specified in the Contract.

2. Misappropriation of Loans

The Borrower fails to use any loan fund according to the usage agreed in the Contract.

3. Misrepresentation

Any allegation of fact in the Article 13 (Allegation of Fact) of the Contract made by the Borrower is not true, not precise and misleading in any important aspect.

4. Breach of Other Duties

The Borrower fails to perform or observe any other duties according to clause of the Contract or is not remedied properly or fails to be remedied within a reasonable time as stipulated by the Agent Bank (according to decision of most Lenders), including but not limited to:

(1) If the Borrower or the Voucher fails to handle guarantee procedure according to the Contract or the Borrower fails to manage the transaction of withdrawal at the Lender within the agreed time and the overdue time reach or exceed the date of withdrawal [30] days (statutory holidays and rest days included) stipulated by the Contract, the Lender reserves the right to gather the penalty according to the liquidated damage and the actual overdue days at the interest rate of overdue time and the Lender may terminate the Contract.

(2) The Borrower expresses clearly or indicates by conduct not fulfilling any duty of the Contract or other commitments or the Voucher violates any duty of the Guarantee Contract setting for itself.

Contract of Syndicate Loan on Fixed Asset

(3) The Borrower violates any commitment and guarantee of the Contract or other agreements signed with the Lender or a contract or an agreement signed with others as one party or commitment and guarantee made unilaterally, which constitutes breach of contract for other obligations or obligation acceleration has been declared by other creditors or possibly.

(4) The guarantee of the Contract changes going against the Lender’s claim, including but no limited to the Guarantee Contract or other guarantee is unenforced, invalid, rescinded, or the Voucher is unable to guarantee partly or entirely or expresses clearly not fulfilling guarantee obligation, or the Voucher violates the Guarantee Contract or any obligation or commitment stipulated by other commitments , or mortgaged property, pledged property damage, loss, value decrease, and the Borrower fails to provide new guarantee as required by the Lender.

(5) The Project construction or completion is behind the schedule of loan utilization of the Contract.

(6) The Borrower adopts some ways, such as breaking up the whole into parts, to circumvent the requirement that drawings should adopt entrusted payment.

(7) Any other obligations stipulated by the Financing Contract.

5. Cross Default

The Borrower fails to pay off any liabilities payable, and the total sum amounts to or exceeds RMB [one million].

6. Insolvency

(1) Any creditor of the Borrower declares that any liability of the Borrower is payable ahead of schedule, and the total sum amounts to or exceeds RMB [one million].

(2) The Borrower and any other creditor undertake debt restructuring, such as moratorium, for any Liability, and the total sum amounts to or exceeds RMB [one million].

(3) The Borrower stops or suspends payment for its creditor, or is unable to or recognizes its inability to pay debts on due date, or declares that it will not pay payable debts.

7. Liquidation and Bankruptcy Event

The Borrower begins any legal procedure, such as close-down, dissolution, liquidation, bankruptcy, reorganization, reconciliation, rectification or similar procedure.

8. Creditor Execution Event

The Borrower’s assets, of which total market value amounts to or exceeds RMB [10,000,000] are sealed up, frozen, detained, executed, levied, confiscated or taken by other similar measures, and such measure is not removed within [30] days after it starts.

9. Financial Index

The Borrower fails to observe any financial index stipulated by the Clause 7 (Compliance with Financial Index) in Article 14.1 (Positive Obligations) of the Contract.

10. Material Adverse Effect

Event or case with Material Adverse Effect occurs and fails to be remedied properly or cannot be remedied within reasonable time limit stipulated by the Agent Bank (according to decision of Most Lenders).

15.2 Remedy of Members of Bank Consortium

1. Notification

Contract of Syndicate Loan on Fixed Asset

(1) If any Lender learns an event of default or consider reasonably a fact or situation to constitute a possible event of default, the Lender should inform the Agent Bank promptly.

(2) If the Lender keeps the Agent Bank informed of an event of default’s occurrence or any Lender gives notice according to the Item (1), Clause 1 (Notification) in the Article 15.2 (Remedy of Members of Bank Consortium) of the Contract, or the Agent Bank is aware of such event from any other approach, the Agent Bank should keep every Lender informed of the event’s occurrence promptly.

2. Remedy Right

Within duration of any event of default, the Agent Bank should (according to the decision of all the Lenders) exercise the following one or more rights after notifying the Borrower in writing:

(1) To exempt from relevant Event of Default, or agree to the remedy of relevant Event of Default.

(2) To declare suspend withdrawing all or some Loan Fund as required by Advice of Drawing but not yet withdrawn; after the declaration, the Loan Fund suspend being withdrawn immediately.

(3) To retract all or some of the Total Loan Amount; after the declaration, every Lender’s Loan Amount is retracted in proportion, and the retracted part of the Total Loan Amount will not be recovered.

(4) To declare all of some of the Loan Balance due and payable immediately, as well as all accrued interest, charge and other funds of the Contract; after the declaration, such funds become payable funds immediately with no need for any further notice from the Agent Bank.

(5) To exercise any other rights conferred by laws and regulations and the Contract.

3. Action of Agent Bank

(1) The remedy rights listed in the Clause 2 (Remedy Right) of the Article 15.2 (Remedy of Members of Bank Consortium) of the Contract, or rights of legal procedure that any member of bank consortium institutes and makes dispute resolution to the Borrower should be realized by the Agent Bank, and the Agent Bank should take steps according to the decision made by all the Lenders. However, if all the Lenders fail to reach agreement, the relevant member of bank consortium can take such action directly.

(2) Within duration of one Event of Default, the Agent Bank reserves the right and is amenable to take actions that it considers necessary or reasonable at any time to protect rights of the member of bank consortium in the Contract from being affected.

4. Commitment of Every Member of Bank Consortium

(1) Every member of bank consortium will not exercise the rights of the Contract by ways conflicting with convention of the Contract.

(2) Every member of bank consortium promises to other members of bank consortium that, unless otherwise stipulated clearly in the Contract,

1) It will not require or accept redemption of debt in any form from any one, and uses independently for paying off any debt of the Borrower for the member of bank consortium in the Contract.

2) It will not require or accept independently any security interest or financial support regarding the Borrower’s any debt of the Contract for the member of bank consortium.

5. Deduction

Within duration of an Event of Default, every member of bank consortium reserves the right to deduct the Borrower’s balance of account opened at member of bank consortium (including any of its branch), and shares it with the Agent Bank as transfer payment according to the Article 8.10 (Apportionment).

 Contract of Syndicate Loan on Fixed Asset

16. Relations between Members of Bank Consortium

16.1 Appointed Agent Bank

Other members of bank consortium herein appoint the Agent Bank as the member of bank consortium’s agent in the Contract or relevant to the Contract, and empower the Agent Bank to exercise its rights conferred by the contract terms and reasonably incidental all other rights.

16.2 Agency Relation

1. Relation between the Agent Bank and other member of bank consortium is agency relation only.

2. The Agent Bank does not act as the Borrower’s agent in any way.

16.3 Agent Responsibility

1. To examine, urge the Borrower to implement terms of credit, and provide loan or perform credit business;

2. To handle guaranteed mortgage procedure of syndicated loan, and be responsible for current management of the guarantee (pledge);

3. The Agent Bank should deliver such document to the third party within [1] (one) business day after any other party of the Contract receives any original document or photocopy delivered by any party of the Contract via the Agent Bank; unless other wise stipulated, the Agent Bank is not responsible to examine the form’s and content’s sufficiency, veracity or integrity of any document delivered to any other party of the Contract.

4. To be responsible loan payment management, loan utilization supervision and relevant examination (supervision and examination refer to the Clause 9 in the Article 14.1), and notify syndicated loan members regularly; the Agent Bank should make managerial report about project operation and loan fund utilization quarterly, and provide such report to such Lender as each Lender requires.

5. Make account management scheme, draw special account for management of the syndicated loan funds and record the change of funds in special account;

6. Pay close attention to the financial situation of the Borrower, especially certain major events which will affect the repayment ability of the Borrower, including the mergers and acquisitions, stock equity and dividends, foreign investment, assets transfer and debt restructuring. When such event occurs, the Agent Bank shall inform all members of bank consortium in special report as agreed in the syndicated loan agreement upon receipt of the notification from the Borrower;

7. Enhance the supervision of the Borrower’s repayment ability and the return of loan funds and inform the members of bank consortium immediately where the Borrower’s repayment ability deteriorates or the change of security hereunder is against the financial claim of the Lenders.

8. Accept the consultation from all members of bank consortium and transact other matters entrusted by bank consortium meeting.

9. Set up and save the machine accounts relevant to the Contract, and provide such accounts to the Lender as required.

10. Take charge of the issuing and payment of loan funds and carry out management and control of such funds in accordance with the agreement of Article 8.1 (Issuing of Loan Fund) and Article 8.2 (Payment of Loan Fund).

Contract of Syndicate Loan on Fixed Asset

11. Inform the members of bank consortium of notice from any party hereto promptly concerning any event of default, and organize the members of bank consortium to liquidate, preserve and claim (or other treatment) the default loan.

12. Inform the members of bank consortium immediately upon the notice of overdue payment of any parties hereto.

13. Organize members of bank consortium to propose and/or participate in any lawsuit, arbitration or dispute settlement procedure based on the resolution of most Lenders, provided that all Lenders has indemnified or prepaid any and all reasonable fees (including but not limited to attorney fees), losses and responsibilities arising out of compliance with such requirements in accordance with the Article 17 (Expenses and Indemnities).

14. The Agent Bank shall be released from any liabilities due to the default of any party hereto.

15. Where the resolution of most Lenders or execution of such resolution is against laws and regulations, the Agent Bank may ignore such resolution upon prior notice to all members of bank consortium.

16. The Agent Bank shall make every endeavor to perform the duties hereunder.

16.4 Right of the Agent Bank

Unless otherwise agreed by all members of bank consortium:

1. Unless otherwise agreed or actual notice of the adverse condition, the Agent Bank may refer that:

(1) All the allegation of fact herein or related to the Contract is true, complete and accurate.

(2) No event of default exists.

(3) No breach of contract by other parties hereto exists.

(4) Other parties hereto or most Lenders may not exercise their rights.

2. The Agent Bank may hire lawyers, accountants, appraisers, translators or other professionals at its discretion pay such professionals for the consultation or service and act on such professionals’ suggestions.

3. The Agent Bank may depend on the communication or files that it believes to be true based on reasonable judgment.

4. The Agent Bank may disclose any information to other parties hereto based on reasonable judgment in accordance with the Contract.

16.5 Independent Credit Assessment

Unless otherwise agreed by all parties, all Lenders reserve the right to independently take charge of the investigation, examination and assessment of Lender’s financial situation, creditworthiness, business condition, legal status and other conditions and independently make judgment and decision based on the information and bear the risk, including but not limited to the followings:

1. Investigate, examine or assess the sufficiency, accuracy or completeness of information on trade of other parties hereto or hereunder, in spite that whether the information is provided by the Agent Bank or Leading Bank to the Lender.

2. Investigate, examine or assess the financial situation, creditworthiness, business condition, legal status and other conditions of other parties hereto.

3. Investigate, examine or assess the legality, effectiveness, force of constraint, sufficiency or performability of the Contract or relevant files or of action which has been taken or is to be taken by the other parties hereto.

 Contract of Syndicate Loan on Fixed Asset

16.6 The Agent Bank and Leading Bank Acting as the Lender

The Agent Bank or the Leading Bank, regarded as a Lender at the same time shall reserve the right and assume the responsibility of the Lender in accordance with the Contract.

16.7 Bank Consortium Meeting

1. Decision making mechanism of the Lender

(1) In case of event which requires resolution by most Lenders or all Lenders in accordance with the explicit requirements hereof, any Lender may inform the Agent Bank after notice. The Agent Bank shall promptly inform all Lenders upon receipt of such notice or learning the occurrence of such event, requiring for voting.

(2) All Lenders shall inform the Agent Bank of the resolution upon the notice given by the Agent Bank in accordance with Article 16.7 (Bank Consortium Meeting) within the required period of the notice.

(3) Unless otherwise specified herein, the Agent Bank shall execute in accordance with the resolution made by most Lenders or all Lenders in accordance with the Contract; where the action or inaction of Agent Bank is in compliance with the decision of most Lenders or all Lenders, the Agent Bank shall assume no responsibility for other parties hereto.

(4) Decision made by most Lenders or all Lenders in accordance with the Contract shall be binding upon all Lenders. All Lenders shall fully cooperate with the Agent Bank for the execution of such decision made by most Lenders or all Lenders.

(5) Prior to the receipt of the decision made by most Lenders or all Lenders in accordance with the Contract, the Agent Bank shall propose an initial solution and seek for opinions from all Lenders in accordance with the aforesaid procedure. Any Lender failing to inform the Agent Bank of its decision within the required period in the notice issued by the Agent Bank shall be deemed as agreeing with such solution.

(6) Where the Agent Bank deems a certain action is mostly in line with the Lender’s benefit, the Agent Bank may (without any obligation) initially take such action.

2. Agreements of all members of bank consortium

Unless otherwise specified herein, any modification of the following issues hereof shall be agreed by all members of bank consortium:

(1) Modification of loan amount, total loan amount or currency of loan funds.

(2) Modification of drawdown period and Loan term.

(3) Modification of loan interest rate and penalty interest rate.

(4) Modification of the currency, amount of money and payment date of paid amount or payable amount to any member of bank consortium hereunder.

(5) Modification of the definition of “Most Lenders”.

(6) Modification of Article 21 hereof (Modification and Supplement).

(7) Miscellaneous conditions specified herein.

3. Bank consortium meeting procedure and rules

(1) In case of the event specified in the Financing Contract that requires the Agent Bank to take action in compliance with the decision of most Lenders (as appropriate) or all Lenders, the Agent Bank shall organize and preside over the bank consortium meeting.

(2) Save the aforesaid agreement in Item (1), in the event of any of the following condition, the Agent Bank shall take charge of the organization of the bank consortium meeting:

Contract of Syndicate Loan on Fixed Asset

(a) Any event the Leading Bank deems necessary to hold a bank consortium meeting for solution; or

(b) Joint written proposal of the Lenders takes up more than [10%] of total amount.

(3) Where the Agent Bank needs to hold a bank consortium meeting, it shall inform all Lenders in written form at least five (5) business days or in a shorter period. The Agent Bank may, at its discretion, holds a bank consortium meeting as it deems beneficial to relevant Lenders subject to the Financing Contract. The notice of meeting shall include the time, place, way of holding the meeting and proposal of bank consortium meeting.

(4) The bank consortium meeting may be held by way of on-site meeting, communication meeting or written consent (i.e. the Agent Bank informs all Lenders by fax to get the approval). The way of holding the meeting shall be decided by the Agent Bank and written in the notice of meeting. In consideration of minimizing the expense, the Agent Bank shall hold the meeting by way of written consent if possible. Where the meeting is decided to be held by way of communication meeting and requires for voting, the Agent Bank shall be in charge of deciding the specific communication way and vote in writing which shall be stated clearly in the notice of meeting.

(5) Unless otherwise specified, where any Lender fails to give the instructions to the Agent Bank upon or prior to the day of decision regarding the decision made by most Lenders or all Lenders (as appropriate), the Lender shall be deemed as disagreeing with the decision.

(6) Any Lender shall inform the Agent Bank that whether it will attend the bank consortium meeting within three (3) business days upon receipt of meeting notice, and submit the temporary proposal one (1) business day prior to the day of meeting. The Agent Bank shall take charge of informing other Lenders.

(7) Any Lender may dispatch one or two authorized representatives and several common representatives to attend the bank consortium meeting. All representatives may attend discussion and give opinions, nonetheless only the authorized representatives reserve the right to vote on behalf of the Lender. Every authorized representative of the Lender shall possess legal and valid letter of authorization with a clear limit of authority. Every letter of authorization issued by the Lender shall be clearly stated that the files signed (seal is not necessary) by the authorized representatives are binding upon the Lender. The official seal of all Lenders shall be put on record in the Agent Bank, and all authorized representatives of the Lender shall present the letter of authorization with official seal for the relevant Agent Bank to check the effectiveness of the letter of authorization.

(8) The valid resolution made by the bank consortium meeting shall be prepared in written files by the Agent Bank and signed by every authorized representative of the Lenders; where the Lenders holding a disagreement shall also sign on the resolution. The resolution shall be binding upon all Lenders. The original copy of the effective resolution of the bank consortium meeting shall be given to every Lender. Where it is related to the right, obligation and other benefits of the Borrower under the Financing Contract, one original copy shall also be given to the Borrower.

16.8 Indemnity of the Lender

1. In respect of all reasonable expenses (including but not limited to attorney fee), losses and responsibilities (excluding the one caused by the negligence or fault of the Agent Bank) that are caused by or may be caused by the act of agency in accordance with the Contract, the Agent Bank shall first require the Borrower for the indemnity. Where the Borrower fails to make the indemnity within five (5) business days upon such requirement of the Agent Bank, Clause 2, Article 16.8 hereof (Indemnity of the Lender) shall prevail.

 Contract of Syndicate Loan on Fixed Asset

2. All Lenders shall indemnify the Agent Bank in accordance with its proportion of the share in total amount at that time or prepay the Agent Bank for all reasonable expenses (including but not limited to attorney fee), damage and responsibility (excluding the one caused by the negligence or fault of the Agent Bank) that are caused by or may be caused by the act of agency in accordance with the Contract within five (5) business days upon the requirement of the Agent Bank.

3. The Borrower shall pay the Lender for the funds which the Lender has compensated or prepaid to the Agent Bank in accordance with Article 16.8 (Indemnity of the Lender) within five (5) business days upon the requirement of the Agent Bank. Any Lender preparing to make a requirement shall inform the Agent Bank and provide detailed calculation basis of such requirement; the Agent Bank shall inform the Lender upon receipt of such notice.

16.9 Resignation of Agent Bank

1. The Agent Bank (hereinafter referred to as “Resigning Agent Bank”) may resign at any time upon the approval of all Lenders and informing other parties hereto in accordance with Article 16.9 (Resignation of Agent Bank).

2. Most Lenders shall entrust a qualified, reputable and experienced financial institution as the Succeeding Agent Bank (hereinafter referred to as “Succeeding Agent Bank”) within ten (10) business days upon the receipt of notice of resignation given by the Agent Bank in accordance with Article 16.9 (Resignation of Agent Bank). Where most Lenders fail to assign the Succeeding Agent Bank within such period, the Resigning Bank may assign a qualified, reputable and experienced financial institution as the Succeeding Agent Bank.

3. The resignation of Resigning Agent Bank and appointment of Succeeding Agent Bank shall come into effect upon the notice of succession to other parties hereto by the Succeeding Agent Bank.

4. The further right and obligation of Resigning Agent Bank as the agent of other member of bank consortium hereunder shall be discharged upon the day of the resignation of the Resigning Agent Bank and the appointment of the Succeeding Agent Bank coming into effect in accordance with Clause 3, Article 16.9 (Resignation of Agent Bank). Meanwhile, the Succeeding Agent Bank assumes all the rights and obligations as the agent of other members of bank consortium hereunder.

5. The Resigning Agent Bank shall provide the Succeeding Agent Bank with required files, records and necessary assistance for the exercise of the right and performance of the obligation within five (5) business days upon the receipt of notice of the Succeeding Agent Bank.

6. Most Lenders may inform the Agent Bank to resign in accordance with Clause 1, Article 16.9 (Resignation of Agent Bank); the Agent Bank shall resign upon such notice in accordance with Clause 1, Article 16.9 (Resignation of Agent Bank). Otherwise, most Lenders reserve the right to replace the Agent Bank.

16.10 Deduction of Agent Bank

Where any member of bank consortium owes the debt to the Agent Bank hereunder, the Agent Bank may deduct certain amount of funds not more than the debt from the paid funds by the member of bank consortium for liquidation of such debt in accordance with the Contract after informing the member of bank consortium. In addition, the deducted funds shall be deemed as received by such member of bank consortium.

16.11 Other Business

All members of bank consortium (including its branches) may receive the deposit of the Borrower, provide the Borrower with other loans or other banking businesses.

16.12 Dealings with Lender

Unless otherwise receiving the adverse notice in accordance with the Contract by the Lender, the Agent Bank may deem the Lender reserve the right to charge such funds through its Administering Bank.

Contract of Syndicate Loan on Fixed Asset

17. Expenses and Indemnities

17.1 Expenses of Bank Consortium

1. The Borrower shall pay the Lender for the management expenses in accordance with [`].

2. The Borrower shall pay the Lender for the commitment expenses in accordance with [`].

3. The Borrower shall pay the Lender for the agent expenses in accordance with [`].

4. The Borrower shall pay the Leading Bank for the arrangement expenses in accordance with [`].

17.2 Indemnity

The Borrower shall indemnity the member of bank consortium for the loss of such member of bank consortium (excluding the penalty interest) arising out of the breach of contract by the Borrower within five (5) business days upon the requirement of the member of bank consortium (including but not limited to the followings):

(1) The Borrower fails to pay off the payable fund upon its due date.

(2) The Borrower fails to pay off the payable fund on a certain appointed date.

(3) Any event of default occurs.

(4) Any loan funds required by the Notice of Withdrawal are not withdrawn completely because of the Borrower.

(5) The Borrower breaches the Contract to cancel the loan amount of the Lender.

(6) The Borrower provides faulty information and materials.

17.3 Monetary Indemnity

Where any member of bank consortium receives the payment from the Borrower in other currency (hereinafter referred to as “Payment Currency”) except for the payable currency (hereinafter referred to as “Contract Currency”) specified in the Contract and after the payment currency is exchanged into contract currency in accordance with the market exchange rate by the member of bank consortium, such amount of contract currency shall not be less than the receivable amount by the member of bank consortium. Otherwise the shortage and exchange loss arising out of such currency exchange shall be borne by the Borrower.

17.4 Calculation Basis

Any member of bank consortium preparing to propose a calculation basis in accordance with Article 17.2 (Indemnity) and/or Article 17.3 (Monetary Indemnity) shall inform the Agent Bank and provide with detailed calculation basis; the Agent Bank shall inform the Borrower upon the receipt of such requirement.

17.5 Exemption of Indemnity

The Borrower shall not bear any responsibilities to any member of bank consortium under the following situations in accordance with Article 17.2 (Indemnity) and/or Article 17.3 (Monetary Indemnity):

1. The responsibility is arising out of the negligence and fault of the member of bank consortium.

2. The Borrower shall be responsible and has performed the indemnity responsibility to such member of bank consortium in accordance with other articles hereof.

18. Transfer and Modification

Contract of Syndicate Loan on Fixed Asset

18.1 Transfer of the Borrower

The Borrower shall not transfer part of or all rights and obligations hereunder.

18.2 Transfer of the Lender

If any Lender (“Transferring Bank”) intends to transfer its all or any right and/or duty in the Contract to one or more financial institutes (“Transferring bank”), it should inform (“Notice of Transfer”) the Agent Bank at least [3] business days in advance, with no need for the Borrower’s and the other parties’ consent, but should keep the other parties informed of the above transfer and such notice will not impact the transfer validity. Each party of the Contract should provide necessary cooperation regarding implementation of transfer.

18.3 Binding Effect of Transfer

Any transfer according to the Article 18.2 (Transfer of the Lender) of the Contract is binding on all parties of the Contract.

18.4 Bookkeeping Archives

The Agent Bank should archive directory of all parties in the Contract and inform other parties promptly after update of the directory.

18.5 Change of Administering Bank

After any Lender informs the Borrower and the Agent Bank at least [5] business days in advance, it may alter the Administering Bank regarding all or some Loan Amount or all or part of the share in any Loan Balance.

18.6 Syndicate Participation

Every party of the Contract hereby agrees that loan acts as Licensing Liability and the Borrower and each Lender make other loan agreement or similar agreement regarding the Project. If the agreements are proposed by the Lender, both sides reserve the right to incorporate the loan agreement into the Contract and each party should provide convenience.

19. Relation of Rights and Duties among Members of Bank Consortium

19.1 Obligation Independence

Obligations of the member of bank consortium in the Contract are independent mutually. If any member of bank consortium fails to exercise its obligation of the Contract, obligations exercised by other members of bank consortium are not relieved. Any member of bank consortium is not responsible for obligations of any other members of bank consortium in the Contract.

19.2 Rights Independence

Rights of the members of bank consortium in the Contract are independent mutually. Any debt of the Contract generated occasionally from any party of the Contract for any member of bank consortium is a solitary obligation. Unless otherwise stipulated, each member of bank consortium reserves the right to exercise its right in the Contract independently.

20. Confidentiality Obligation

20.1 Confidentiality Scope

All parties of the Contract should have a confidentiality obligation for information indicating secrecy provided by other parties or on behalf of other parties according to the Contract. However, that party may disclose any one of the followings:

1. To disclose such information known by the public (not including such information made public by the member of bank consortium breaching this clause).

2. To disclose such information during the course of litigation or arbitration

Contract of Syndicate Loan on Fixed Asset

3. To disclose such information according to the laws and regulations and within limits required by the laws and regulations.

4. Member of bank consortium discloses relevant information binding on it as required by regulations and regulators.

5. To disclose such information according to listing rules of stock exchange at listing location.

6. To disclose such information to the government, financial, tax or other administration and within the limits required by such administration.

7. To disclose such information to the director, manager, staff or professional advisor (including but not limited to lawyer, auditor and so on) on condition that above parties have promised to observe the confidentiality obligation in the Article 20 (Confidentiality Obligation) of the Contract to such member of bank consortium.

8. To disclose such information as the Article 20.2 (Other Scope of Disclosure) of the Contract permitted.

9. Disclose such information after the consent of the provider of the confidential information.

20.2 Other Scope of Disclosure

Any member of bank consortium may disclose the following information to any one who may sign or has signed the agreement on transfer or indirect loan under Article 18 (Transfer and Modification):

1. Copies of the Contract.

2. Information related to the trade of the Contract or related to the Contract which has been obtained by such member of bank consortium.

However, the Party receiving such disclosure shall make a commitment to conform to the duty of confidentiality of Article 20 (Confidentiality Obligation) before learning such information.

20.3 Replacement

The agreement in Article 20.1 (Confidentiality Scope) and Article 20.2 (Other Scope of Disclosure) shall replace any confidential commitment has been made related to the Borrower the Contract and/or under the Contract Item before the member of bank consortium became the Party hereto.

21. Modification and Supplement

21.1 Written Modification

The modification of any article hereof shall be made in written form and it shall come into effect upon the signature of the Agent Bank and the Borrower.

21.2 Approval of Agent Bank

The following issues related to the modification of the Contract shall be approved by the Agent Bank:

1. Modification of Article 8 (Payment Regulations), Article 16 (Relations between Member of Bank Consortium) or Article 21 (Modification and Supplement).

2. Modification or waiver any rights of the Agent Bank hereunder, or additional obligation on the Agent Bank in any way.

21.3 Agreements among Members of Bank Consortium

Members of bank consortium reserve the right to modify the rights and obligations or make other agreements or appointments without consent or approval of the other parties except the relevant member of bank consortium. Such modification, agreement or appointment shall be binding upon relevant member or bank consortium.

Contract of Syndicate Loan on Fixed Asset

22. Notice

22.1 Notice through Agent Bank

Any communication relevant to the Contract between the Borrower and any member of bank consortium shall be carried out through the Agent Bank.

22.2 Way of Notice

Any notice, requirement or other files issued by any party hereto in accordance with the Contract shall be in written form and sent to the address, telex number or fax number appointed by the receiver in writing (if exist). The initial address, telex number, fax number and contact person (if any) are listed on the page of signature in the Contract.

22.3 Service of Notice

Communications in accordance with the Contract among all parties hereto that meet the following requirements shall be deemed as served to the receiver:

1. Where the communication is delivered by personnel, it shall be deemed as served upon actual delivery.

2. Where the communication is sent by telex or fax, it shall be deemed as served upon completion of sending and receipt of correct feedback signal or fax report.

3. Where the communication is posted by letter, it shall be deemed as served after four (4) business days of post as registered mail with the correct address.

22.4 Change of Address

Where any party changes the address, telex number or the fax number, it shall inform the Agent Bank of such change. Upon the receipt of such notice of change, the Agent Bank shall inform other parties hereto of such change promptly.

22.5 Language of Notice

The notice hereunder or related to the Contract shall be prepared and sent in Chinese.

23. Acknowledgement of Debt

All members of bank consortium shall take down the debt on the accounting book in accordance with the business operation rules and keep the accounting and records related to the Contract. Where there is no apparent error, the debt of the Borrower to any member of bank consortium hereunder shall be subject to the records on the accounting documents produced by the member of bank consortium in accordance with the business operation rules.

24. Extension and Partial Invalidity

24.1 Accumulation of Rights

Where any member of bank consortium fails to or defers to exercise any rights hereunder, it shall not be deemed as waiver of such rights. Any member of bank consortium independently or partially exercising such rights shall not exclude such member of bank consortium to exercise such rights in other ways or further exercise such rights. The rights and remedy agreed herein shall be cumulative, including all rights and remedies given by the laws and regulations.

24.2 Separability

Where any article hereof becomes illegal, invalid or unenforceability in any aspect at any time, the legality, effectiveness or enforceability of articles shall not be affected or depleted.

25. Contract Text

25.1 Language

The original of the Contract shall be drafted and signed in Chinese.

Contract of Syndicate Loan on Fixed Asset

25.2 Originals

The originals of the Contract are made in twenty copies with equal effects.

26. Governing Law and Dispute Settlement

26.1 Governing Law

The Contract is governed and interpreted by Chinese law (for the purpose of the Contract, excluding the law in Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan).

26.2 Dispute Settlement

Any dispute arising out of this Contract shall be settled through friendly consultation among the parties hereto. In case no settlement can be reached, each Party may settle the dispute by:

1. Referring the dispute to China International Economic and Trade Arbitration Commission under the effective rules of arbitration. The arbitration award is final and binding upon all parties.

2. Referring the dispute to the competent People’s Court located at the place of the Agent Bank for settlement.

26.3 Waiver of Exemption

The Borrower hereby shall not waive its exemption right or the exemption right of its assets in any judicial district in any lawsuit or judicial process through cancellation.